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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 17, 1999 related to the financial statements of Schatz Underground Cable, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ Milhouse, Martz & Neal, LLP

Maryland Heights, Missouri
July 8, 1999